UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2009

INTERLINK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21858	77-0056625
State or Other Jurisdiction of Incorporation	Commission File Number	I.R.S. Employer Identification Number

546 Flynn Road, Camarillo, California 93012

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (805) 484-8855

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 28, 2009 and January 29, 2009, Interlink Electronics, Inc. (the “Company”) entered into individual Redemption Agreements and Releases of Claims dated January 28, 2009 and January 29, 2009 (collectively, the “Harvest Agreements”) with Harvest Small Cap Partners, L.P. and Harvest Technology Partners, L.P. (collectively, the “Harvest Funds”), holders of 8% convertible notes (the “Notes”) and warrants issued by the Company.

The Harvest Agreements provide that the Company will redeem the Notes from the individual Harvest Funds and, in exchange, the Harvest Fund’s rights under Purchase Agreements and Registration Rights Agreements dated July 18, 2007 between the Company and the individual Harvest Funds are terminated and the Company is released from all claims of the Harvest Funds against the Company. The Harvest Agreements, therefore, settle as to the Funds the default alleged by other holders of the Notes that was discussed in the Company’s 8-K dated December 23, 2008. Pursuant to the Harvest Agreements, the Company paid $288,885.34 in principal and accrued interest to the Harvest Funds.

On January 28, 2009, the Company entered into individual Redemption Agreements and Releases of Claims dated January 28, 2009 (the “SS Agreements”) with Special Situations Fund III Q.P., L.P., Special Situations Funds III, L.P., Special Situations Technology Fund, L.P. and Special Situations Technology Funds II, L.P. (collectively the “SS Funds”), holders of Notes and warrants issued by the Company.

The SS Agreements provide that the Company will redeem the Notes from the individual SS Funds and, in exchange, (i) certain rights of the SS Funds under Sections 7.2, 7.3 and 7.4 of the Purchase Agreements dated July 18, 2007 between the Company and the individual SS Funds are terminated, (ii) the Registration Rights Agreements dated July 18, 2007 and July 19, 2007 between the Company and the individual SS Funds are terminated, except for certain indemnification provisions, and (iii) the Company is released from any claim by the SS Funds relating to the timely registration of certain securities under the Registration Rights Agreements. The Agreements, therefore, settle the default alleged by the SS Funds with regard to the Notes that was discussed in the Company’s 8-K dated December 23, 2008. Pursuant to the SS Agreements, the Company paid $2,983,594.44 in principal and accrued interest to the SS Funds.

Item 1.02.	Termination of a Material Definitive Agreement.

As discussed above, when the Company entered into the Harvest Agreements, certain Purchase Agreements and Registration Rights Agreements dated July 18, 2007, which were described in the Company’s 8-K dated July 18, 2007, between the Company and the individual Harvest Funds were terminated.

Additionally, when the Company entered into the SS Agreements, certain Registration Rights Agreements dated July 18, 2007 and July 19, 2007, which were described in the Company’s 8-K dated July 18, 2007, between the Company and the individual SS Funds, were terminated;

however, the Company and the SS Funds have agreed that the indemnification provisions contained in Section 6 of the Registration Rights Agreements will survive such termination.

In order to be consistent on the terms of redemption with all note holders, the Company has informed the Harvest Funds and the previously redeeming note holders (see the Company’s 8-K dated January 22, 2009 regarding previous redemptions) that it intends to honor, for those holders, the provisions of the Purchase Agreements and Registration Rights Agreements which have survived for the SS Funds.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERLINK ELECTRONICS, INC.

Date: January 30, 2009	By:	/s/ CHARLES C. BEST
Charles C. Best Chief Financial Officer